			EXHIBIT 11


COMPUTATION OF INCOME PER SHARE

		Three Months
(Amounts in thousands,	                                      	Ended March 31,
  except per share data )				                             	1996        		1995
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
PRIMARY
Average shares outstanding					                          	6,552       		6,520

Net effect of dilutive stock options-
based on the treasury stock method
using average market price						                                         		53
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                                                   					 	6,552	        6,573
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Net income		                                      			$     	829   	$     	626
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Per share amount			                                		$     	.13	   $     	.10
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